UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

(Name of Registrant as Specified In Its Charter):

Eldorado Resorts, Inc. (NASDAQ: ERI)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):

UNITE HERE, Dana Wise, Courtney Alexander, Jim Kane

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

On May 23, 2019, UNITE HERE, Dana Wise, Courtney Alexander, Jim Kane (“Participants”) will make the following Presentation, related to their Definitive Proxy Statement and BLUE proxy card first released May 6, 2019, available to shareholders. A description of the Participants’ interests is contained in their Definitive Proxy Statement (amended May 14, 2019). The Participants encourage shareholders to read the Definitive Proxy Statement, accompanying BLUE proxy card, and other proxy materials. Shareholders may obtain the Definitive Proxy Statement and other relevant documents from the SEC’s website at www.sec.gov or from www.proxyvote.com.